                                                                   EXHIBIT 23(b)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------


We have issued our report dated February 21, 1997, accompanying the consolidated financial statements and schedules included in the Annual Report of CWM Mortgage Holdings, Inc. (now known as INMC Mortgage Holdings, Inc.) on Form 10K/A-Amendment No. 2 for the year ended December 31, 1996. We consent to the incorporation by reference of said report in this Registration Statement of INMC Mortgage Holdings, Inc. on Form S-8.



/s/ GRANT THORTON LLP
Los Angeles, California
September 18, 1997

                                      -10-